EXHIBIT 99.27 SUBSCRIPTION AGREEMENT

                            AUTOFUND SERVICING, INC.

                             SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Preferred Shares, by the delivery of a check payable to AutoFund Servicing, Inc., hereby subscribes for the purchase of the number of Preferred Shares indicated below of AutoFund Servicing, Inc., at a purchase of $1.64 per Share as set forth in the Prospectus.


Following is a brief summary of this offering:

PREFERRED SHARES

Securities being offered            Up  to  1,000,000   shares  of   convertible
                                    preferred  stock,  par  value  $0.001.
Convertible                         The preferred shares are convertible one (1)
                                    preferred  share for two (2)  common  shares
                                    any time after twelve months of purchase and
                                    automatically   on  its   thirty-six   month
                                    anniversary.
Offering price per share            $1.64
Offering period                     The  shares are being  offered  for a period
                                    not to exceed two years.
Use of proceeds                     We will use the  proceeds to  purchase  auto
                                    loan accounts for collection and working capital.

There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The minimum number of shares that you can purchase is 1,000.

By payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Preferred Shares being subscribed for hereby.


     A.   INVESTMENT:  (1) Number of Shares ____________________________________
                       (The minimum number of shares that you can purchase is
                        1,000.)

                       (2) Total Contribution ($1.64/Share) $___________________

                       (3) Date of Investor's check ____________________________

     B.  REGISTRATION:
                       (1) Registered owner:  __________________________________


                       (2) Co-Owner: ___________________________________________

                       (3) Mailing address: ____________________________________

                           City, State & zip: __________________________________

                       (4) Residence Address (if different from above):


                           Address: ____________________________________________

                           City, State & zip: __________________________________

                       (5) Birth Date:      ______/______/______

                       (6) Employee or Affiliate: Yes ______ No ______

                       (7) Social Security: #: ______/______/______

                       (8) U.S. Citizen [ ]                 Other [ ]

                       (9) Co-Owner Social Security:#: ______/______/______

                       (10) Co-Owner U.S. Citizen [ ]       Other [ ]

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                       (11) Corporate or Custodial: Taxpayer ID #: ____/___/____

                       (12) U.S. Citizen [ ]          Other [ ]

                       (13)  Telephone (H) ( ____________ ) ___________________



     C.  OWNERSHIP:
                           [ ] Individual Ownership           [ ] IRA or Keogh

                           [ ] Joint Tenants with Rights of Survivorship

                           [ ] Trust/Date Trust Established_______________

                           [ ] Pension/Trust (S.E.P.)


                           [ ] Tenants in Preferred         [ ] Tenants by the
                                                                Entirety

                           [ ] Corporate Ownership          [ ] Partnership

                           [ ] Other __________________________________________



     D. SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the prospectus.

Registered Owner:          ______________________________________

Co-Owner:                  ______________________________________

Print Name of Custodian or Trustee: _____________________________


Authorized Signature:      ______________________________________

Date: _____________________


Signature: ___________________________________


MAIL TO:

                            AutoFund Servicing, Inc.
                         C/O Mr. Jim Haggard, President
                        3201 Cherry Ridge Dr., Suite 314
                              San Antonio, TX 78230
                            Telephone (210) 979-0840
                            Facsimile (210) 979-0687


 ................................................................................
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected  _______________________________________

Subscriber's Check Amount: ____________________________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

_____________________________________

_____________________________________


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No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.




                            AUTOFUND SERVICING, INC.

                                1,000,000 SHARES

                                 PREFERREDSTOCK

                                 $1.64 PER SHARE


                                   PROSPECTUS



                            AutoFund Servicing, Inc.
                        3201 Cherry Ridge Dr., Suite 314
                              San Antonio, TX 78230
                            Telephone (210) 979-0840
                            Facsimile (210) 979-0687


Effective date  __________________________________

Prospectus # _____________________________________


















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